As Filed with Securities and Exchange Commission on August 3, 2022
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DIGITAL BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	5699 (Primary Standard Industrial Classification Code Number)	46-1942864 (I.R.S. Employer Identification Number)
1400 Lavaca Street
Austin, TX 78701
(209) 651-0172
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John Hilburn Davis IV
President and Chief Executive Officer
1400 Lavaca Street
Austin, TX 78701
(209) 651-0172
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Thomas J. Poletti, Esq
Veronica Lah, Esq
Manatt, Phelps & Phillips, LLP
695 Town Center Drive, 14th Floor
Costa Mesa, CA 92646
(714) 312-7500
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.
Subject to completion, dated August 3, 2022
DIGITAL BRANDS GROUP, INC.
$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities registered hereunder. The debt securities may be convertible into, or exercisable or exchangeable for, common stock. Our common stock and Class A Warrants trade on the NasdaqCM (“NasdaqCM”) under the symbols “DBGI” and “DBGIW,” respectively.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
As of August 2, 2022 the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $6.26 million, based on 52,874,188 shares of outstanding common stock, of which approximately 3,033,319 shares were held by affiliates, and a price of $0.126 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000 (the “Baby Shelf Limitation”).
See the “Risk Factors” section of this prospectus on page 5, our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2022.

ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time, up to a total dollar amount of $200,000,000, subject to the Baby Shelf Limitation.
This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information by reference into this prospectus, or use other offering material, as applicable, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrant that file electronically with the SEC. The address of the website is http://www.sec.gov.
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.swkhold.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, (File No. 001-40400);

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022 (File No. 001-40400);

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Our Current Reports on Form 8-K, filed with the SEC on August 2, 2022, August 2, 2022, July 27, 2022, July 27, 2022, June 23, 2022, and June 6, 2022 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K, if applicable); and

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The description of the our common stock contained in our Registration Statement on Form 8-A filed on May 11, 2021, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of those filings at no cost by writing or telephoning our company at the following address and telephone number:
Digital Brands Group, Inc.
Attention: Chief Financial Officer
1400 Lavaca Street
Austin, TX 78701
(209) 651-0172

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. Statements that are not historical fact are forward- looking statements. These forward-looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.
The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.
All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings the following securities:
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shares of common stock;

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shares of preferred stock;

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debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock;

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warrants exercisable for debt securities, common stock or preferred stock;

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rights to purchase any of such securities; and

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units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.
The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, of which 52,874,188 shares are issued and outstanding as of June 30, 2022, and 10,000,000 shares of preferred stock, $0.0001 par value per share, no shares of which are issued and outstanding.
Common Stock
Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. Such holders are not entitled to vote cumulatively for the election of directors. Holders of a majority of the shares of common stock may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, common stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the common stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Common stockholders have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
We have never declared or paid any cash dividends on our capital stock. We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future.
Preferred Stock
The board of directors is authorized, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:
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impairing dividend rights of the common stock;

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diluting the voting power of the common stock;

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impairing the liquidation rights of the common stock; and

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delaying or preventing a change in control of us without further action by the stockholders.

Prior to the issuance of shares of a series of preferred stock, our board will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:
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voting rights, if any, of the preferred stock;

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any rights and terms of redemption;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

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whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

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the provision for redemption, if applicable, of the preferred stock;

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the provisions for a sinking fund, if any, for the preferred stock;

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liquidation preferences;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

In addition to the terms listed above, we will set forth in a prospectus supplement, information incorporated by reference, or related free writing prospectus the following terms relating to the class or series of preferred stock being offered:
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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the procedures for any auction and remarketing, if any, for the preferred stock;

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any listing of the preferred stock on any securities exchange; and

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a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Anti-Takeover Provisions and Choice of Forum
Certain provisions of Delaware law and our sixth amended and restated certificate of incorporation and bylaws could make the following more difficult:
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the acquisition of us by means of a tender offer;

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acquisition of control of us by means of a proxy contest or otherwise; and

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the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.
Delaware Anti-Takeover Law.   We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business acquisition” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business acquisition” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business acquisition” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Stockholder Meetings.   Under our bylaws, only the board of directors, the chairman of the board, the chief executive officer and the president, and stockholders holding an aggregate of 25% of our shares of our common stock may call special meetings of stockholders.
No Cumulative Voting.   Our sixth amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Action by Written Consent of Stockholders Prohibited.   Our sixth amended and restated certificate of incorporation does not allow stockholders to act by written consent in lieu of a meeting, unless approved in advance by our board of directors.
Undesignated Preferred Stock.   The authorization of undesignated preferred stock makes it possible for the board of directors without stockholder approval to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.
Amendment of Provisions in the Sixth Amended and Restated Certificate of Incorporation.   The Sixth amended and restated certificate of incorporation will generally require the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock in order to amend any provisions of the sixth amended and restated certificate of incorporation concerning, among other things:
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the required vote to amend certain provisions of the sixth amended and restated certificate of incorporation;

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the reservation of the board of director’s right to amend the amended and restated bylaws, with all rights granted to stockholders being subject to this reservation;

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management of the business by the board of directors;

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number of directors and structure of the board of directors;

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removal and appointment of directors;

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director nominations by stockholders;

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prohibition of action by written consent of stockholders;

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personal liability of directors to us and our stockholders; and

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indemnification of our directors, officers, employees and agents.

Choice of Forum.   Our sixth amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:
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any derivative action or proceeding brought on our behalf;

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any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

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any action asserting a claim against us or our directors, officers or other employees arising under the Delaware General Corporation Law, our sixth amended and restated certificate of incorporation or our bylaws;

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any action or proceeding to interpret, apply, enforce or determine the validity of our sixth amended and restated certificate of incorporation or our bylaws;

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any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

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any action asserting a claim against us or our directors, officers or other employees that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Our sixth amended and restated certificate of incorporation further provides that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts have exclusive jurisdiction of the resolution of any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court has ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this exclusive forum provision of our sixth amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find this choice of forum provision in our sixth amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. Additional costs associated with resolving an action in other jurisdictions could materially adversely affect our business, financial condition and results of operations
Limitations on Directors’ Liability and Indemnification
Our sixth amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:
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any breach of their duty of loyalty to the corporation or its stockholders;

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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law; or

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any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our sixth amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification.
We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our sixth amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request.
We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus. In this “Description of Debt Securities,” unless otherwise indicated, “we,” “our,” “the Company” and similar words refer to Digital Brands Group, Inc.and not any of its subsidiaries.
The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.
The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
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the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

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any limit on the aggregate principal amount of the debt securities;

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whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

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the date or dates on which the principal amount of the debt securities will mature;

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if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

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if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

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the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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the name of the trustee for each series of notes and the location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

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if other than United States dollars, the currency in which the debt securities will be paid or denominated;

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if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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the designation of the original currency determination agent, if any;

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if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

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if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

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if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

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the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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whether the debt securities will be convertible and the terms of any conversion provisions;

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whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;

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any terms relating to the modification of the debt securities or the right of the debt security holders;

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the forms of the debt securities; and

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any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
We intend to disclose any restrictive covenants and events of default for any issuance or series of debt securities in the applicable prospectus supplement. We will also identify the trustee in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement information, incorporated by reference or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.
When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
Terms
The applicable prospectus supplement, information incorporated by reference or related free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:
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the title of the warrants;

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the total number of warrants;

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the price or prices at which the warrants will be issued;

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the currency or currencies that investors may use to pay for the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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whether the warrants will be issued in registered form or bearer form;

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information with respect to book-entry procedures, if any;

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if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

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if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable; if applicable, a discussion of material United States federal income tax considerations;

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if applicable, the terms of redemption of the warrants;

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the identity of the warrant agent, if any;

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the procedures and conditions relating to the exercise of the warrants; and

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any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements
We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.
Form, Exchange, and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.
Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.
Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or related free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our debt securities, common stock or preferred stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:
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in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

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in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

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the exercise price payable for the underlying debt securities, common stock or preferred stock upon the exercise of the rights;

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the number and terms of the underlying debt securities, common stock or preferred stock which may be purchased per each right;

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the extent to which the rights are transferable;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities” and “— Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS
General
We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

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whether the units will be issued in fully registered or global form; and

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any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.
PLAN OF DISTRIBUTION
We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:
•
the name or names of any underwriters, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.
The distribution of securities may be effected, from time to time, in one or more transactions, including:
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block transactions (which may involve crosses) and transactions on the The NASDAQ Select Market LLC or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers;

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a combination of any such methods of disposition; and

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any other method permitted pursuant to applicable law.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Manatt, Phelps & Phillips, LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
The financial statements as of and for the years ended December 31, 2021 and 2020 of Digital Brands Group, Inc. (formerly Denim.LA, Inc.) and the financial statements as of and for the years ended December 31, 2020 and 2019 of Harper & Jones, LLC, and the financial statements of Sunnyside LLC, dba Sundry as of December 31, 2021 and for the year then ended, in this prospectus have been so included in reliance on the report of dbbmckennon, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Mosbest, LLC, dba Stateside as of December 31, 2020, and for the year then ended, have been included herein in reliance on the report of Armanino LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Sunnyside, LLC, dba Sundry as of December 31, 2020, and for the year then ended, have been included herein in reliance on the report of Armanino LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth all expenses to be paid by the Registrant in connection with this offering.
Fee	Total
SEC registration fee	$18,540
FINRA filing fee	*
Nasdaq listing fee	*
Printing	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$18,540*

*
Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Set forth below is a description of certain provisions of the amended and restated certificate of incorporation, as amended, and by-laws of the Company and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the restated certificate of incorporation, as amended, the by-laws and the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, as amended, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.
As permitted by the DGCL, the Company’s amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•
for any breach of the director’s duty of loyalty to the Company or its stockholders,

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•
under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

•
for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Article VII of the by-laws provides that the Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended.
Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.
Article VII of the by-laws further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The Company has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.
Article VII of the by-laws also provides that the Company shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII.

ITEM 16.   EXHIBITS
Exhibits
Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1	Membership Interest Purchase Agreement dated October 14, 2020 among D. Jones Tailored
Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc.) (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A
(Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.2	First Amendment to Membership Interest Purchase Agreement dated December 31, 2020 among
D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc)
(incorporated by reference to Exhibit 2.2 of Digital Brands Group Inc.’s Registration Statement
on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.3	Agreement and Plan of Merger with Bailey 44, LLC dated February 12, 2020 among Bailey 44, LLC, Norwest Venture Partners XI, and Norwest Venture Partners XII, LP and Digital Brands Group (formerly known as Denim.LA, Inc) (incorporated by reference to Exhibit 2.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.4	Second Amendment to Membership Interest Purchase Agreement Dated May 10, 2021 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim. LA, Inc.) (incorporated by reference to Exhibit 2.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.5	Membership Interest Purchase Agreement, dated August 30, 2021, by and between Moise Emquies and Digital Brands Group, Inc. (incorporated by reference to Exhibit 2.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.6	Membership Interest Purchase Agreement, dated January 18, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies, Sunnyside, LLC, and George Levy as the Sellers’ representative (incorporated by reference to Exhibit 1.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 20, 2022).
2.7	Amended and Restated Membership Interest Purchase Agreement, dated June 17, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol
Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K
filed with the SEC on June 23, 2022).
3.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.2	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Digital Brands
Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on
January 6, 2022).
4.2	Warrant Agency Agreement, including Form of Warrant Certificate (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.3	Representative’s Warrant Agreement (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.4	Form of Lender’s Warrants (incorporated by reference to Exhibit 4.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.5*	Form of Preferred Stock Warrant (including Warrant Certificate)

Exhibit Number	Description
4.6*	Form of Warrant Agreement (including Warrant Certificate)
4.7*	Form of Units Warrant Agreement (including Warrant Certificate)
4.8*	Form of Debt Securities Warrant Agreement (including Warrant Certificate)
4.9
Form of Series Seed Preferred Stock Purchase Agreement (incorporated by reference to Exhibit 4.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

4.10
Form of Series A Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.6 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

4.11
Form of Series A-2 Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.7 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

4.12
Form of Series A-3 Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.8 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

4.13
Form of Series CF Preferred Stock Purchase Agreement (incorporated by reference to Exhibit 4.9 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865),
filed with the SEC on January 6, 2022).

4.14*	Form of Preferred Stock Certificate
4.15
Form of 2019 Regulation D Convertible Note (incorporated by reference to Exhibit 4.10 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

4.16
Form of 2020 Regulation D Convertible Note (incorporated by reference to Exhibit 4.11 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

4.17*	Form of Debt Indenture
4.18*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).
4.19*	Form of Unit Agreement and Unit Certificate.
4.20
Registration Rights Agreement, dated April 8, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 12, 2022).

4.21	Underwriter’s Warrants issued to Alexander Capital L.P. on May 5, 2022 (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.22	Underwriter’s Warrants issued to Revere Securities, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.23
Registration Rights Agreement, dated July 22, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).

4.24*	Form of Rights Agreement (including Form of Rights Certificate)
5.1	Legal Opinion of Manatt, Phelps & Phillips, LLP.
23.1	Consent of dbbmckennon for Digital Brands Group, Inc.
23.2	Consent of dbbmckennon for Harper & Jones LLC
23.3	Consent of dbbmckennon for Sunnyside LLC
23.4	Consent of Armanino LLP for MOSBEST, LLC
23.5	Consent of Armanino LLP for Sunnyside, LLC

Exhibit Number	Description
23.6	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney (contained on the signature page).
25.1**	Statement of Eligibility of Trustee under the Debt Indenture
107	Filing Fee Table

*
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

ITEM 17.   UNDERTAKINGS
The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)   To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(9)   (i) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.
(10)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(11)   That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 3rd day of August, 2022.
SWK HOLDINGS CORPORATION
By:	/s/ John Hilburn Davis IV John Hilburn Davis IV Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints John Hilburn Davis IV as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ John Hilburn Davis IV John Hilburn Davis IV	Chairman and Chief Executive Officer (Principal Executive Officer)	August 3, 2022
/s/ Reid Yeoman Reid Yeoman	Chief Financial Officer (Principal Accounting and Financial Officer)	August 3, 2022
/s/ Mark T. Lynn Mark T. Lynn	Director	August 3, 2022
/s/ Trevor Pettennude Trevor Pettennude	Director	August 3, 2022
/s/ Jameeka Aaron Green Jameeka Aaron Green	Director	August 3, 2022
/s/ Huong “Lucy” Doan Huong “Lucy” Doan	Director	August 3, 2022